EXHIBIT (1) (d)

                      Resolution of Board of Directors




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WHEREAS, the Executive committee of the Board of Directors of The Life Insurance
Company of Virginia ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, Separate Account 4 was established for the purpose of providing for the issuance by the Company of flexible premium variable annuity policies or other insurance contracts; and

WHEREAS, Separate Account 4 currently has twenty-two (22) investment subdivisions which invest in shares of corresponding portfolios of Life of Virginia Series Fund, Inc., Variable Insurance Products Fund, Variable Insurance Products Fund II, Oppenheimer Variable Accounts Funds, Neuberger and Berman Advisers
Management Trust and Janus Aspen Series; and

WHEREAS, the Company wishes to establish twenty-two (22) additional investment subdivisions of Separate Account 4 which will invest in shares of corresponding portfolios of the same mutual fund companies identified above and will be utilized in conjunction with a new form or forms of flexible premium variable annuity policy ("New Policies");

NOW, THEREFORE, BE IT RESOLVED, that the Executive Committee of the Board of Directors of the Company does hereby establish and create the following additional investment subdivisions of Separate Account 4 which will invest in shares of the mutual fund portfolios set forth below:

INVESTMENT SUBDIVISION:          TO BE INVESTED IN:
-----------------------          ------------------

                                 Life of Virginia Series Fund,Inc.
LOV Money Market - B                  Money Market Portfolio
LOV Government Securities - B         Government Securities
LOV Common Stock Index - B            Common Stock Index Portfolio
LOV Total Return - B                  Total Return Portfolio

                                 Variable Insurance Products Fund
FID Money Market - B                  Money Market Portfolio
FID High Income - B                   High Income Portfolio
FID Equity - Income - B               Equity-Income Portfolio
FID Growth - B                        Growth Portfolio
FID Overseas - B                      Overseas Portfolio

                                 Variable Insurance Products
                                 Fund II
FID Asset Manager - B                 Asset Manager Portfolio







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INVESTMENT SUBDIVISION:      TO BE INVESTED IN:
-----------------------      ------------------

                             Oppenheimer Variable Accounts Funds
OPP Money - B                   Oppenheimer Money Fund
OPP High Income - B             Oppenheimer High Income Fund
OPP Bond - B                    Oppenheimer Bond Fund
OPP Cap Appreciation - B        Oppenheimer Capital Appreciation
                                Fund
OPP Growth - B                  Oppenheimer Growth Fund
OPP Multi Strategies - B        Oppenheimer Multiple Strategies
                                Fund

                              Neuberger & Berman Advisers
                              Management Trust
N & B Lim Mat Bond - B            Limited Maturity Bond Portfolio
N & B Growth - B                  Growth Portfolio
N & B Balanced - B                Balanced Portfolio

                               Janus Aspen Series
JAN Growth - B                    Growth Portfolio
JAN Aggressive Growth - B         Aggressive Growth Portfolio
JAN Worldwide Growth - B          Worldwide Growth Portfolio


FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President named on the attached Schedule, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions;

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President named on the attached Schedule, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all actions necessary to register the New Policies in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933 and to take all other actions that are necessary in connection with the offering of said New Policies for sale and the operation of Separate Account 4 in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any registration statements and/or amendments to registrations statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate;




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FURTHER  RESOLVED,  that the President,  any Senior Vice President,  or any Vice
President named on the attached Schedule, and each of them, with full power to act without the other, be, and they hereby are, severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account 4, and by the Company as sponsor and depositor and any and all amendments to the Registration statement under the 1940 Act registering Separate Account 4, and the Registration
Statement under the Securities Act of 1933 registering the New Policies, on behalf of Separate Account 4 and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial of officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, that John J. Palmer, Senior Vice President and Stephen E. Roth, Esq.,are duly appointed as agents for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President named on the attached Schedule, and each of them, with full power to act without the other, be, and they hereby are, severally authorized on behalf of Separate Account 4 and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the New Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the New Policies, under the insurance and securities laws of the federal and state governments, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable, including entering into whatever agreements and contracts may be necessary, in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests of Separate Account 4 and the Company; and

FURTHER RESOLVED, that the President, any Senior Vice President, or any Vice President named on the attached Schedule, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to establish procedures under which the Company will provide voting rights for owners of the New Policies with respect to securities owned by Separate Account 4 insofar as such rights are required by any applicable law; and



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FURTHER  RESOLVED,  that the President,  any Senior Vice President,  or any Vice
President named on the attached Schedule, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent on January 27, 1994.

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The undersigned hereby certifies that she is the Secretary of The Life Insurance
Company of Virginia, a corporation organized and existing under the laws of the Commonwealth of Virginia; that the foregoing is a true and exact copy of a resolution adopted by the Executive Committee by a unanimous consent dated the 27th day of January, 194; that passage of this resolution was in all respects legal; and that the resolution remains in full force and effect as of this 1st day of March, 1994.




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Linda L. Lanam, Secretary